Exhibit 23(j)(i)

                        [LETTERHEAD OF THOMPSON HINE LLP]

     BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.

                                                                  April 28, 2005

WY Funds
3434 Colwell Avenue, Suite 100
Tampa, FL  33614

      RE: WY FUNDS, FILE NOS. 333-120624 AND 811-21675

Gentleman:

      A legal opinion (the "Legal Opinion") that we prepared was filed with Pre-Effective Amendment No. 1 to the WY Funds Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                                     Very truly yours,

                                                     /s/ Thompson Hine LLP

                                                     THOMPSON HINE LLP